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                                                                     EXHIBIT 10m

                       ZENITH ELECTRONICS CORPORATION
                       EMPLOYEE STOCK OPTION AGREEMENT

     Zenith Electronics Corporation, a Delaware corporation (the "Company"), hereby grants to <<FName>> <<LName>> (the "Optionee") as of <<Date>>,
<<Year>>(the "Option Date"), pursuant to the provisions of the Zenith
Electronics Corporation Long-Term Equity Compensation Plan (the "Plan"), a non-qualified option to purchase from the Company (the "Option")
<<StockOptions_>> shares of its Common Stock, $1.00 par value ("Stock"), at the price of $<<Price>> per share upon and subject to the terms and conditions set forth below. References to employment by the Company shall also mean employment by a subsidiary of the Company. Capitalized terms not defined herein shall have the meanings specified in the Plan.

     1. Option Subject to Acceptance of Agreement. The Option shall be null and void unless the Optionee shall accept this Agreement by executing it in the space provided below and returning such original execution copy to the Company.

     2. Time and Manner of Exercise of Option.

     2.1. Maximum Term of Option. In no event may the Option be exercised, in whole or in part, after <<Date>>, 2007 (the "Expiration Date"). 2007

     2.2. Exercise of Option. (a) Except as otherwise provided by Section 3.5 hereof, the Option shall become exercisable (i) on <<Date>>, 1998 with respect to one-third of the number of shares of Stock subject to the Option on the Option Date, (ii) on <<Date>>, 1999 with respect to an additional one-third of the number of shares of Stock subject to the Option on the Option Date and
(iii) on <<Date>>, 2000 with respect to the remaining one-third of the shares of Stock subject to the Option on the Option Date.

     (b) If the Optionee's employment with the Company terminates by reason of Disability or Retirement, as such terms are hereinafter defined, or by reason of death, the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee's termination of employment and may thereafter be exercised by the Optionee or the Optionee's Legal Representative or Permitted Transferees until and including the earlier to occur of (i) the date which is two years after the effective date of the Optionee's termination of employment and (ii) the Expiration Date. For purposes of this Agreement, Disability shall mean a determination by a physician designated by the Company that the Optionee is permanently and totally disabled, and Retirement shall mean the Optionee's voluntary termination of employment on or after attaining age 55 or completing at least 20 years of employment with the Company.

     (c) If the Optionee's employment with the Company terminates for any reason other than Disability, Retirement or death, the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee's termination of employment and may thereafter be exercised by the Optionee or the Optionee's Legal

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Representative or Permitted Transferees until and including the earlier to occur of (i) the date which is three months after the effective date of the Optionee's termination of employment and (ii) the Expiration Date; provided that if the Optionee's employment is terminated for Serious Misconduct, as hereinafter defined, the Option shall terminate automatically at the effective time of the Optionee's termination of employment. For purposes of this Agreement, "Serious Misconduct" means a material breach by the Optionee of his or her duties and responsibilities to the Company, other than as a result of incapacity due to physical or mental illness, which is demonstrably willful and deliberate, which is committed in bad faith or without a reasonable belief that the breach is in the Company's best interests and which is not remedied within a reasonable period of time after receipt of written notice of breach; or a commission by the Optionee of a felony involving moral turpitude.

     (d) If the Optionee dies during the period set forth in Section 2.2(b) following termination of employment by reason of Disability or Retirement, the Option shall be exercisable only to the extent it is exercisable on the date of death and may thereafter be exercised by the Optionee's Legal Representative or Permitted Transferees until and including the later to occur of (i) the date which is one year after the date of death and (ii) two years after the effective date of the Optionee's termination of employment, but in no event later than the Expiration Date.

     (e) If the Optionee dies during the period set forth in Section 2.2(c) following termination of employment for any reason other than Disability or Retirement, the Option shall be exercisable only to the extent it is exercisable on the date of death and may thereafter be exercised by the Optionee's Legal Representative or Permitted Transferees until and including the earlier to occur of (i) the date which is two years after the date of death and (ii) the Expiration Date.

     (f) Notwithstanding the exercise periods set forth above in this Section 2.2, in the event the Company is involved in a business combination which is intended to be treated as a pooling of interests for financial accounting purposes (a "Pooling Transaction") in connection with which the Optionee receives a substitute option to purchase securities of any entity, including an entity directly or indirectly acquiring the Company:

     (i) if the acquisition of the substitute option by the Optionee may be treated as a purchase for purposes of Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and the Optionee's employment with the Company is terminated for any reason described in Section 2.2(c) other than Serious Misconduct during the nine-month period beginning three months prior to the consummation of such business combination, then the Option (or option in substitution thereof) shall be exercisable to the extent set forth above in this Agreement until and including the later to occur of (i) the date set forth pursuant to Section 2.2(c) and (ii) the date which is seven months after the consummation of such business combination, but in no case later than the Expiration Date; or

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     (ii) if the Optionee is restricted from disposing of a security (or security underlying a security) issued in connection with the Pooling Transaction and the purpose of such restriction is to ensure that the Pooling Transaction is accounted for as a pooling of interests (the "Pooling Restriction") and the Optionee's employment with the Company is terminated for any reason described in Section 2.2(c) other than Serious Misconduct during the nine-month period beginning three months prior to the consummation of such business combination, then the Option (or option in substitution thereof shall be exercisable to the extent set forth above in this Agreement until and including the later to occur of (i) the date set forth pursuant to Section 2.2(c) and (ii) the date which is one month after the date of expiration of the Pooling Restriction, but in no case later than the Expiration Date.

     2.3. Method of Exercise. Subject to the limitations set forth in this Agreement, the Option may be exercised by the Optionee (1) by giving written notice to the Treasurer of the Company specifying the number of whole shares of Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (i) in cash, (ii) by delivery of previously owned whole shares of Stock (which the Optionee has held for at least six months prior to the delivery of such shares or which the Optionee purchased on the open market and in each case for which the Optionee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (iii) in cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or (iv) a combination of (i) and (ii), and (2) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (ii)-(iv) and in the case of an Optionee who is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder. Any fraction of a share of Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a share of Stock shall be delivered until the full purchase price therefor has been paid.

     2.4. Cancellation of Agreement. In the event that rights to purchase all or a portion of the shares of Stock subject to the Option expire or are exercised, cancelled or forfeited, the Optionee shall, upon the Company's request, promptly return this Agreement to the Company for full or partial cancellation, as the case may be. Such cancellation shall be effective regardless of whether the Optionee returns this Agreement. If the Optionee continues to have rights to purchase shares of Stock hereunder, the Company shall, within 10 days of the Optionee's delivery of this Agreement to the Company, either (i) mark this Agreement to indicate the extent to which the Option has expired or been exercised, cancelled or forfeited or (ii) issue to the Optionee a substitute option agreement applicable to such rights, which agreement shall otherwise be substantially similar to this Agreement in form and substance.

3. Additional Terms and Conditions of Option.

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     3.1. Nontransferability of Option. The Option may not be transferred by the Optionee other than (i) by will or the laws of descent and distribution or
(ii) as otherwise permitted under Rule 16b-3 under the Exchange Act. Except to the extent permitted by the foregoing sentence, during the Optionee's lifetime the Option is exercisable only by the Optionee or the Optionee's Legal Representative. Except to the extent permitted by the foregoing, the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.

     3.2. Investment Representation. The Optionee hereby represents and covenants that (a) any share of Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), unless such purchase has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Optionee shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of purchase of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to any exercise of the Option, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board or the Committee shall in its sole discretion deem necessary or advisable.

     3.3. Withholding Taxes. (a) As a condition precedent to the delivery of Stock upon exercise of the Option, the Optionee shall, upon request by the Company, pay to the Company in addition to the purchase price of the shares, such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to such exercise of the Option. If the Optionee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Optionee.

     (b) The Optionee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (i) a cash payment to the Company, (ii) delivery to the Company of previously owned whole shares of Stock (which the Optionee has held for at least six months prior to the delivery of such shares or which the Optionee purchased on the open market and in each case for which the Optionee has good title, free and clear of all liens and encumbrances) having a Fair

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Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Option (the "Tax Date"), equal to the Required Tax Payments, (iii) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered upon exercise of the Option having an aggregate Fair Market Value determined as of the Tax Date equal to the Required Tax Payments, (iv) a cash payment by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or
(v) any combination of (i), (ii) and (iii); provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (ii)-(v) and that in the case of an Optionee who is subject to
Section 16 of the Exchange Act, the Company may require that the method of satisfying any such obligation be in compliance with Section 16 and the rules and regulations thereunder. Shares of Stock to be delivered may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a share of Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a share of Stock shall be delivered until the Required Tax Payments have been satisfied in full.

     3.4. Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than a regular cash dividend, the number and class of securities subject to the Option and the purchase price per security shall be appropriately adjusted by the Committee without an increase in the aggregate purchase price. If any adjustment would result in a fractional security being subject to the Option, the Company shall pay the Optionee, in connection with the first exercise of the Option occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the exercise date over (B) the exercise price of the Option. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

     3.5. Change in Control. (a) Notwithstanding any provision in this Agreement to the contrary, in the event of a Change in Control, the Option shall immediately become exercisable in full.

 (b) "Change in Control" shall mean:

     (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 1 3d-3 promulgated under the Exchange Act, of 25% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), provided such ownership interest is greater than the interest then owned by LG Electronics, Inc. ("LGE"); excluding, however, the following: (A) any acquisition

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directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company or LGE, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of subsection (3) of this Section 3.5(b); provided further, that for purposes of clause (B), if any Person (other than the Company, LGE or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 25% or more of the Outstanding Company Common Stock or 25% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company (and which ownership interest is greater than the interest then owned by LGE), and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control:

     (2) individuals who, as of May 21, 1996, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to May 21, 1996 whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

     (3) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than: the Company or LGE; any employee benefit plan

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(or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

     (4) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

     3.6. Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or delivery of shares hereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

     3.7. Delivery of Certificates. Upon the exercise of the Option, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates representing the number of shares purchased against full payment therefor. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in
Section 3.3.

     3.8. Option Confers No Rights as Stockholder. The Optionee shall not be entitled to any privileges of ownership with respect to shares of Stock subject to the Option unless and until purchased and delivered upon the exercise of the Option, in whole or in part, and the Optionee becomes a stockholder of record with respect to such delivered shares; and the Optionee shall not be considered a stockholder of the Company with respect to any such shares not so purchased and delivered.

     3.9. Option Confers No Rights to Continued Employment. In no event shall the granting of the Option or its acceptance by the Optionee give or be deemed to give the Optionee any right to continued employment by the Company or any subsidiary or affiliate of the Company.

     3. 10. Decisions of Board or Committee. The Board of Directors or the Committee shall have the right to resolve all questions which may arise in connection with the option or its exercise. Any interpretation, determination or other action made

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or taken by the Board of Directors or the Committee regarding the Plan or this
Agreement shall be final, binding and conclusive.

     3.11. Company to Reserve Shares. The Company shall at all times prior to the expiration or termination of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Stock, the full number of shares subject to the Option from time to time.

     3.12. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Optionee hereby acknowledges receipt of a copy of the Plan.

     4. Miscellaneous Provisions.

     4.1. Designation as Nonqualified Stock Option. The Option is hereby designated as not constituting an "incentive stock option" within meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); this Agreement shall be interpreted and treated consistently with such designation.

     4.2. Meaning of Certain Terms. (a) As used herein, employment by the Company shall include employment by a corporation which is a "subsidiary corporation" of the Company, as such term is defined in section 424 of the Code. References in this Agreement to sections of the Code shall be deemed to refer to any successor section of the Code or any successor internal revenue law.

     (b) As used herein, the term "Legal Representative" shall include an executor, administrator, legal representative, guardian or similar person and the term "Permitted Transferees" shall include any transferees pursuant to a transfer permitted under Section 3.2 of the Plan and Section 3.1 hereof.

     (c) As used herein, the term "Fair Market Value" shall mean the closing transaction price of a share of Common Stock as reported in The Wall Street Journal as New York Stock Exchange Composite Transactions for the date as of which such value is being determined or, if there shall be no reported transaction on such date, on the next preceding date for which a transaction was reported; provided that if Fair Market Value for any date cannot be determined as above provided, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

     4.3. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.

     4.4. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Zenith Electronics Corporation, 1000 Milwaukee Avenue, Glenview, Illinois 60025-2493, Attention:
Treasurer, and if to

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the Optionee, to the Optionee's last known address set forth in the records of the Company, or such other address as shall be provided to the Company in writing by the Optionee. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile with confirmation of receipt,
(c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

     4.5. Governing Law. This Agreement, the Option and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Illinois and construed in accordance therewith without giving effect to principles of conflicts of laws.

     4.6. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

                                          ZENITH ELECTRONICS CORPORATION

                                          By:_________________________
                                          Name:     Dennis Winkleman
                                          Title:    VP Human Resources


Accepted this  ____ of

__________________, 1997


______________________________
     Optionee



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